As filed with the Securities and Exchange Commission on March 11, 2009

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

RightNow Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	81-0503640
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

136 Enterprise Boulevard, Bozeman, Montana  59718

(Address of principal executive offices)  (Zip code)

RightNow Technologies, Inc. 2004 Equity Incentive Plan

RightNow Technologies, Inc. 2004 Employee Stock Purchase Plan
(Full title of the plan)

Greg R. Gianforte	With a copy to:
Chairman of the Board, Chief Executive Officer and President	Parker Schweich, Esq.
136 Enterprise Boulevard	Dorsey & Whitney LLP
Bozeman, Montana 59718	38 Technology Drive, Suite 100
(Name and Address of agent for service)	Irvine, California 92618
(949) 932-3600
(406) 522-4200
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of securities	Amount to	Proposed maximum	Proposed maximum	Amount of
to be registered	be registered(1)	offering price per share(2)	aggregate offering price(2)	registration fee
Common stock, $0.001 par value, issuable pursuant to RightNow Technologies, Inc. 2004 Equity Incentive Plan	1,000,000 shares	$6.42	$6,420,000.00	$252.31
Common stock, $0.001 par value, issuable pursuant to RightNow Technologies, Inc. 2004 Employee Stock Purchase Plan	100 shares	$6.42	$642.00	$0.02
Total	1,000,100 shares		$6,420,642.00	$252.33

(1)        This Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of outstanding shares of the Registrant’s common stock.

(2)        Estimated solely for the purpose of calculating the registration fee under Rules 457(c) and 457(h) under the Securities Act of 1933, as amended, on the basis of the average of the high and low sales prices per share of the Registrant’s common stock on March 9, 2009, as reported by the NASDAQ Global Market.

PREFATORY NOTE

Pursuant to General Instruction E to Form S-8, this Registration Statement on Form S-8 registers the offer and sale of an additional 1,000,100 shares of common stock of RightNow Technologies, Inc. (the “Registrant”) for issuance under the 2004 Equity Incentive Plan and the 2004 Employee Stock Purchase Plan (collectively, the “Plans”).  The contents of the prior Registration Statements on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on August 24, 2004 (File No. 333-118515), April 26, 2005 (File No. 333-124329), November 9, 2006 (File No. 333-138543), March 16, 2007 (File No. 333-141340) and March 18, 2008 (File No. 333-149776), relating to the Plans, are incorporated herein by reference.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

In accordance with the Note to Part I of Form S-8, the information specified by Part I (Items 1 and 2) is omitted from this registration statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the following documents, which have been filed with the Commission:

(a)	the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 (File No. 000-31321), filed with the Commission on March 6, 2009; and

(b)

the description of the Registrant’s common stock, par value $0.001 per share, contained in the Registrant’s Registration Statement on Form 8-A (File No. 000-31321) filed on July 27, 2004, including any amendment or report filed for the purpose of updating such description.

All reports and definitive proxy or information statements filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents.  The Registrant expressly excludes from such incorporation information furnished pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K.  Any document or any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a subsequently filed document or a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such document or such statement.  Any such document or statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 5.  Interests of Named Experts and Counsel.

The validity of the shares of common stock offered hereby will be passed upon for the Registrant by Dorsey & Whitney LLP, Great Falls, Montana, Irvine, California and Minneapolis, Minnesota.  Dorsey & Whitney LLP and certain of its partners and associates beneficially own approximately 17,611 shares of the Registrant’s common stock.

Item 8.    Exhibits.

Exhibit No.	Description	Where Located

4.1	Instruments Defining the Rights of Stockholders

Reference is made to the Registrant’s Registration Statement on Form 8-A (File No. 000-31321), together with the exhibits thereto, which are incorporated herein by reference pursuant to Item 3(b) to this Registration Statement

4.2	Amended and Restated Certificate of Incorporation of the Registrant	Incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-8 (File No. 333-118515) filed on August 24, 2004

4.3	Amended and Restated Bylaws of the Registrant	Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 000-31321) filed on January 25, 2006

5.1	Opinion of Dorsey & Whitney LLP	Filed herewith

23.1	Consent of KPMG LLP	Filed herewith

23.2	Consent of Dorsey & Whitney LLP (contained in Exhibit 5.1 to this registration statement)	Filed herewith

24.1	Power of Attorney (included in the signature pages to this registration statement)	Filed herewith

99.1	RightNow Technologies, Inc. 2004 Equity Incentive Plan	Incorporated by reference to Exhibit 10.26 to the Registrant’s Current Report on Form 8-K (File No. 000-31321) filed on June 13, 2007

99.2	Form of agreements under the RightNow Technologies, Inc. 2004 Equity Incentive Plan

Incorporated by reference to Exhibits 10.13, 10.14 and 10.15 to the Registrant’s Annual Report on Form 10-K (File No. 000-31321) filed on March 31, 2005 and Exhibits 10.20 and 10.21 to the Registrant’s Quarterly Report on Form 10-Q (File No. 000-31321) filed on May 10, 2006

99.3	RightNow Technologies, Inc. 2004 Employee Stock Purchase Plan	Incorporated by reference to Exhibit 99.3 to the Registrant’s Registration Statement on Form S-8 (File No. 333-118515) filed on August 24, 2004

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bozeman, State of Montana on March 11, 2009.

RIGHTNOW TECHNOLOGIES, INC.

By:	/S/ GREG R. GIANFORTE
Greg R. Gianforte
Chairman of the Board, Chief Executive Officer and
President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each of the undersigned officers and directors does hereby constitute and appoint Greg R. Gianforte and Jeffrey C. Davison, and each of them, or their substitute or substitutes, as his or her true and lawful attorneys-in-fact and agents, with full power and authority to do any and all acts and things and to execute and file or cause to be filed any and all instruments, documents or exhibits which said attorneys and agents, or either one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this registration statement.  Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this registration statement, to any and all amendments, both pre-effective and post-effective, and supplements to this registration statement and to any and all instruments, documents or exhibits filed as part of or in conjunction with this registration statement or amendments or supplements thereof, with the powers of substitution and revocation, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or either one of them, or their substitute or substitutes, shall lawfully do or cause to be done by virtue hereof.  In witness whereof, each of the undersigned has executed this Power of Attorney as of the dates indicated below.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/S/ GREG R. GIANFORTE	Chairman of the Board, Chief Executive Officer and President (principal executive officer)	March 11, 2009
Greg R. Gianforte
/S/ JEFFREY C. DAVISON	Chief Financial Officer, Vice President and Treasurer (principal financial and accounting officer)	March 11 2009
Jeffrey C. Davison

/S/ RICHARD E. ALLEN	Director	March 11, 2009
Richard E. Allen

/S/ GREGORY M. AVIS	Director	March 11, 2009
Gregory M. Avis

/S/ THOMAS W. KENDRA	Director	March 11, 2009
Thomas W. Kendra

/S/ WILLIAM J. LANSING	Director	March 11, 2009
William J. Lansing

/S/ ALLEN E. SNYDER	Director	March 11, 2009
Allen E. Snyder

EXHIBIT INDEX

Exhibit No.	Description	Where Located

4.1	Instruments Defining the Rights of Stockholders

Reference is made to the Registrant’s Registration Statement on Form 8-A (File No. 000-31321), together with the exhibits thereto, which are incorporated herein by reference pursuant to Item 3(b) to this Registration Statement

4.2	Amended and Restated Certificate of Incorporation of the Registrant	Incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-8 (File No. 333-118515) filed on August 24, 2004

4.3	Amended and Restated Bylaws of the Registrant	Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 000-31321) filed on January 25, 2006

5.1	Opinion of Dorsey & Whitney LLP	Filed herewith

23.1	Consent of KPMG LLP	Filed herewith

23.2	Consent of Dorsey & Whitney LLP (contained in Exhibit 5.1 to this registration statement)	Filed herewith

24.1	Power of Attorney (included in the signature pages to this registration statement)	Filed herewith

99.1	RightNow Technologies, Inc. 2004 Equity Incentive Plan	Incorporated by reference to Exhibit 10.26 to the Registrant’s Current Report on Form 8-K (File No. 000-31321) filed on June 13, 2007

99.2	Form of agreements under the RightNow Technologies, Inc. 2004 Equity Incentive Plan

Incorporated by reference to Exhibits 10.13, 10.14 and 10.15 to the Registrant’s Annual Report on Form 10-K (File No. 000-31321) filed on March 31, 2005 and Exhibits 10.20 and 10.21 to the Registrant’s Quarterly Report on Form 10-Q (File No. 000-31321) filed on May 10, 2006

99.3	RightNow Technologies, Inc. 2004 Employee Stock Purchase Plan	Incorporated by reference to Exhibit 99.3 to the Registrant’s Registration Statement on Form S-8 (File No. 333-118515) filed on August 24, 2004